CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Press Ventures Inc., for the year ending October 31, 2011, I, Caroline Johnston, President and Chief Executive Officer of the Company, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-K for the year ending October 31, 2011, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such yearly Report on Form 10-K for the year ended October 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Press Ventures Inc.

Date: December 15, 2011

/s/ Caroline Johnston
Caroline Johnston President and Chief Executive Officer (principal executive officer and principal financial officer)